Exhibit 10.47

AKEBIA THERAPEUTICS, INC.
OFFICER INDUCEMENT AWARD
STOCK OPTION AGREEMENT

Akebia Therapeutics, Inc. (the “Company”) hereby grants the following inducement non-statutory stock option award. The terms and conditions attached hereto are also a part hereof.
Notice of Grant

Name of optionee (the “Participant”):
Grant Date:
Number of shares of the Company’s Common Stock subject to this option (“Shares”):
Option exercise price per Share:[1]
Number, if any, of Shares that vest immediately on the grant date:
Shares that are subject to vesting schedule:
Vesting Start Date:
Final Exercise Date: [2]
Vesting Schedule:

Vesting Date:	Number of Options that Vest:

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Akebia Therapeutics, Inc.
Signature of Participant
Street Address	By: Name of Officer Title:
City/State/Zip Code
1     This must be at least 100% of the Grant Date Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant.
2    The Final Exercise Date must be no more than 10 years from the date of grant. The correct approach to calculate the final exercise date is to use the day immediately prior to the date ten years out from the date of the stock option award grant.

Akebia Therapeutics, Inc.
Officer Inducement Award
Non-Statutory Stock Option Agreement

Incorporated Terms and Conditions
1.Grant of Option.
This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein, the number of Shares set forth in the Notice of Grant of common stock, $0.00001 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).
The option evidenced by this agreement is being granted to the Participant pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4) as an inducement that is material to the Participant’s employment with the Company, and not pursuant to the Company’s 2023 Stock Incentive Plan (the “Plan”), or any equity incentive plan of the Company. Notwithstanding the foregoing, the option shall be subject to, and governed by, and shall be construed and administered in accordance with, the terms of the Plan, which terms and conditions are incorporated herein by reference, but any shares of Common Stock issued hereunder shall not reduce the number of shares of Common Stock available under the Plan.
The option evidenced by this agreement is not intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2.Vesting Schedule.
(a)General. Subject to this Agreement and the terms of any Executive Severance Agreement or other written agreement between the Participant and the Company, this option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Notice of Grant.
(b)Change in Control.
(1)Treatment of Option in a Change in Control. The option, to the extent outstanding immediately prior to a Change in Control but not then vested in full, shall automatically become fully vested and exercisable upon such Change in Control.

(2)Definitions.
(i)    “Change in Control” means the occurrence of any of the following events other than in connection with the consummation of an initial public offering of the Company’s securities: (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934,

as amended) who is not a shareholder of the Company as of the date of this Agreement or an affiliate thereof is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (B) a change in the composition of the Board occurring within a two-year period, as a result of which less than a majority of the directors are Incumbent Directors; (C) the date of the consummation of a merger, scheme of arrangement or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger, scheme of arrangement or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (D) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets. Notwithstanding the foregoing, a transaction will not constitute a Change in Control if: (I) its sole purpose is to change the domicile of the Company’s incorporation; or (II) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In all respects, the definition of Change in Control shall be interpreted to comply with Section 409A of the Code, and any successor statute, regulation and guidance thereto.
(ii)“Incumbent Directors” means directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the remaining Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).
(c)Exercisability. The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.Exercise of Option.
(a)Form of Exercise. Each election to exercise this option shall be in writing, in the form of the Stock Option Exercise Notice attached as Annex A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, or in such other form (which may be electronic) as is approved by the Company, together with payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.
(b)Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer, or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
(c)Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in this paragraph or in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation; and, provided, further, that to the extent the Participant is a party to an Executive Severance Agreement or other written agreement with the Company that provides for the option to remain outstanding and continue to vest during a specified period of time following the Participant’s cessation of status as an Eligible Participant (such period, the “Severance Period”), the option shall remain outstanding and shall continue to vest in accordance with the terms of this Agreement during the Severance Period as if the Participant had remained an Eligible Participant during such period, subject to any conditions on continued vesting as may be contained in such Executive Severance Agreement or other written agreement. Any portion of this option that vests during such Severance Period will remain exercisable until the earlier of (A) the date that is three (3) months following the date that is the last day of such Severance Period, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c) will thereupon immediately terminate. For the avoidance of doubt, any portion of the option that fails to vest during the Severance Period will immediately be forfeited on the last day of such period. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the restrictive covenants (including, without limitation, the non-competition, non-solicitation, or confidentiality provisions) of any employment contract, any non-competition, non-solicitation, confidentiality or assignment agreement to which the Participant is a party, or any other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
(d)Exercise Period Upon Death. If the Participant dies prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death of the Participant, by an authorized transferee of the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death, and further provided that this option shall not be exercisable after the Final Exercise Date.
(e)Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment, consulting, director or advisor relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her service by the Company for Cause, and the effective date of such termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination). If the Participant is subject to an Executive Severance Agreement or other written agreement with the Company, in any case which agreement contains a definition of “cause” for termination of service, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any fiduciary duty or of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.
4.Tax Matters.
No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
5.Transfer Restrictions; Clawback.
(a)This option may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
(b)In accepting this option, the Participant agrees to be bound by any clawback policy that the Company has in place or may adopt in the future.

6.Provisions of the Plan.
As described in Section 1 of this Agreement, this option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option. Notwithstanding the foregoing, to the extent the Participant has entered in to an Executive Severance Agreement with the Company, for so long as such Executive Severance Agreement remains in effect, the terms of such Executive Severance Agreement as they relate to the option shall control in the event of a conflict with this Agreement or the Plan.
7.Clawback Policy.
In accepting this option, the Participant agrees and acknowledges that the Participant is subject to, and bound by, the terms of any clawback policy that the Company has in place or may adopt in the future, including without limitation Akebia Therapeutic Inc.’s Compensation Recovery Policy adopted in accordance with stock exchange listing requirements. The Participant agrees that in the event it is determined in accordance with any such policy that any compensation or compensatory award granted, earned or paid to the Participant including this option or pursuant to any other compensation arrangement must be forfeited or reimbursed to the Company, the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement as determined by the Company.

ANNEX A
Akebia Therapeutics, Inc.
Stock Option Exercise Notice
Akebia Therapeutics, Inc.
245 First Street
Cambridge, MA 02142
Dear Sir or Madam:
I,                  (the “Participant”), hereby irrevocably exercise the right to purchase          shares of the Common Stock, $0.00001 par value per share (the “Shares”), of Akebia Therapeutics, Inc. (the “Company”) at $     per share pursuant to a stock option agreement with the Company dated          (the “Option Agreement”). Enclosed herewith is a payment of $        , the aggregate purchase price for the Shares. The Shares should be registered in my name as it appears below or, if so indicated below, jointly in my name and the name of the person designated below, with right of survivorship.

Dated:

Signature
Print Name:
Address:

Name and address of persons in whose name the Shares are to be jointly registered (if applicable):